SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – May 13, 2010

OMNICARE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-8269	31-1001351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East RiverCenter Boulevard Suite 1600 Covington, Kentucky	41011
(Address of Principal Executive Offices)	(Zip Code)

(859) 392-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 13, 2010, Omnicare, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) among the Company, the Guarantors party thereto (the “Guarantors”) and J.P. Morgan Securities Inc., as representative of the several underwriters named therein (the “Underwriters”) relating to the sale and issuance of $400,000,000 aggregate principal amount of 7.75% Senior Subordinated Notes due 2020 (the “Notes”). The Notes to be sold pursuant to the Underwriting Agreement have been registered pursuant to a Registration Statement on Form S-3 (File No. 333-166710) filed and effective May 10, 2010. The Registration Statement includes a Prospectus dated May 10, 2010, which is supplemented by a Prospectus Supplement filed pursuant to Securities Act Rule 424(b)(5) on May 14, 2010. The Notes were offered to the public at an issue price of 100%. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company expects that the offering will be completed on or about May 18, 2010, subject to customary closing conditions.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number

1.1	Underwriting Agreement, dated as of May 13, 2010, by and among the Company, the Guarantors party thereto and J.P. Morgan Securities Inc., as representative of the Underwriters named therein.

5.1	Opinion of Dewey & LeBoeuf LLP regarding the legality of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ John L. Workman
John L. Workman Executive Vice President and Chief Financial Officer

Date: May 17, 2010

EXHIBIT INDEX

1.1	Underwriting Agreement, dated as of May 13, 2010, by and among the Company, the Guarantors party thereto and J.P. Morgan Securities Inc., as representative of the Underwriters named therein.

5.1	Opinion of Dewey & LeBoeuf LLP regarding the legality of the Notes.